Exhibit 5.1

Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C.

Baker Donelson Center

211 Commerce Street, Suite 800

Nashville, Tennessee 37201

Phone: (615) 726-5600

Fax: (615) 726-0464

April 8, 2013

Provectus Pharmaceuticals, Inc.

7327 Oak Ridge Highway, Suite A

Knoxville, TN 37931

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by Provectus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus made part of the Registration Statement (the “Prospectus”), covering the offering by the selling security holders identified in the Prospectus for resale of up to 8,453,941 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing (i) 3,400,001 shares of Common Stock issuable upon conversion of the Series A 8% Convertible Preferred Stock sold in the Company’s February 22, 2013 offering, (ii) 4,250,000 shares of Common Stock issuable upon exercise of the warrants sold in the Company’s February 22, 2013 offering (the “Warrants),” and (iii) an estimated 803,940 shares of Common Stock issuable in lieu of the cash payment of dividends on the Series A 8% Convertible Preferred Stock sold in our February 22, 2013 offering payable through February 22, 2016, calculated using the volume weighted average price of the Company’s Common Stock for the 15 trading days prior to April 1, 2013.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Restated Articles of Incorporation, as amended, the Company’s Bylaws, as amended, the form of the Warrants, that certain Opinion Certificate dated as of the date hereof and delivered by Peter Culpepper, Chief Financial Officer and Chief Operating Officer of the Company, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.

The law covered by our opinion is limited to the applicable statutory provisions of the Nevada Revised Statutes (including applicable rules and regulations promulgated under the Nevada Revised Statutes and applicable reported judicial and regulatory determinations interpreting the Nevada Revised Statutes). We neither express nor imply any opinion (and we assume no responsibility) with respect to any other laws or the laws of any other jurisdiction or with respect to the application or effect of any such laws.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Shares to be issued upon the conversion of, and as dividend payments on, the Series A 8% Convertible Preferred Stock have been duly authorized and, when issued upon such conversion or as dividend payments in accordance with the terms of the Series A 8% Convertible Preferred Stock, will be validly issued, fully paid and non-assessable; and (ii) the Shares to be issued upon exercise of the Warrants have been duly authorized and, when issued upon exercise of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is limited to the facts and law as they may appear to us on the date hereof, and we assume no responsibility to update this opinion for changes in the law or new facts which may come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C.

By:	/s/ Tonya Mitchem Grindon
Tonya Mitchem Grindon
Authorized Representative